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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated January 31, 1997, relating to the consolidated financial statements of SB&T Corporation and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        /s/ Mauldin & Jenkins LLC


Atlanta Georgia
April 9, 1997